UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 3, 2019

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

JAZZ PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland D04 E5W7

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Matthew P. Young has notified Jazz Pharmaceuticals plc (the “Company”) of his decision to resign from his position as Executive Vice President and Chief Financial Officer of the Company, effective as of October 25, 2019 (the “Resignation Date”), in order to pursue a leadership opportunity with a privately-held healthcare company. Mr. Young’s resignation is not due to any disagreement relating to the Company’s operations, financial statements, internal controls, auditors, policies or practices. The Company expects that Mr. Young will continue as a consultant to the Company during a transition period following the Resignation Date to assist with the preparation and filing of the Company’s next Quarterly Report on Form 10-Q and with the transition of his duties and responsibilities.

Effective as of the Resignation Date, Bruce C. Cozadd, the Company’s Chairman and Chief Executive Officer, will assume the duties and responsibilities of the Company’s principal financial officer on an interim basis while the Company conducts a search for Mr. Young’s replacement. Mr. Cozadd, age 56, co-founded Jazz Pharmaceuticals, Inc. in 2003 and has served as the Company’s Chairman and Chief Executive Officer since April 2009. Additional biographical information for Mr. Cozadd may be found in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on June 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Bruce C. Cozadd
Name:	Bruce C. Cozadd
Title:	Chairman and Chief Executive Officer

Date: October 7, 2019